Natus Medical Announces Fourth Quarter 2020 Financial Results

	Q4-2020	Key Results
Revenue (millions)	$118.7	➢ Revenue increased 15.5% compared to 3rd quarter ➢ Generated $16.3 million in operating cash flow ➢ Reduced debt by $10.0 million during the quarter ➢ Acquired Babybe GmbH during the quarter
GAAP EPS	$0.15
Non-GAAP EPS	$0.39

PLEASANTON, Calif. (February 25, 2021) - Natus Medical Incorporated (NASDAQ:NTUS) (the “Company” or “Natus”), a leading provider of medical device solutions focused on the diagnosis and treatment of central nervous and sensory system disorders for patients of all ages, today announced financial results for the three months and full year ended December 31, 2020.

For the fourth quarter ended December 31, 2020, the Company reported revenue of $118.7 million, a decline of 9.7% compared to $131.4 million reported for the fourth quarter 2019. GAAP gross margin was 55.3% during the fourth quarter of 2020 compared to 61.2% in the fourth quarter 2019. GAAP net income was $5.2 million, or $0.15 earnings per diluted share, compared with GAAP net income of $3.0 million, or $0.09 earnings per diluted share in the fourth quarter 2019.

Non-GAAP gross margin was 58.1% in the fourth quarter 2020 compared to 62.0% reported for the fourth quarter of 2019. Non-GAAP earnings per diluted share was $0.39 for the fourth quarter 2020, compared to $0.46 in the fourth quarter 2019. Non-GAAP net income was $13.1 million in the fourth quarter 2020 compared to $15.6 million in the fourth quarter 2019.

For the full year ended December 31, 2020, the Company reported revenue of $415.7 million, a decrease of 16.1% compared to $495.2 million reported for the same period in 2019. GAAP gross margin was 52.1% vs. 58.9% reported for the same period in 2019. GAAP net loss was $16.6 million, or $0.49 per share, compared with GAAP net loss of $15.7 million, or $0.47 per share in the same period in 2019.

Non-GAAP gross margin was 56.6% in 2020 vs. 60.6% reported for the same period in 2019. Non-GAAP earnings per diluted share was $0.39 for the full year ended December 31, 2020, compared to $1.21 in the same period in 2019. The Company reported non-GAAP net income of $13.1 million for the full year ended December 31, 2020, compared to prior year's non-GAAP net income of $40.8 million.

“The dynamic environment in 2020 produced significant and unforeseen challenges for our Company. Our business began to recover in the second half of the year and that recovery continued in the fourth quarter, with revenues increasing 15.5% from third quarter. While the effects of the pandemic had a major impact on our business, the strategic decisions, organizational changes and cost structure improvements we made over the last two years enabled us to manage through this demanding period and emerge a stronger and more efficient company. These steps helped us generate over $34 million in operating cash this year and allowed us to continue investing in new and refreshed products which will drive our success in the future,” said Jonathan Kennedy, President and Chief Executive Officer of Natus.

“Our focus and commitment to providing new and improved products to our customers was evident in the fourth quarter with the release of our new standard setting pediatric ocular imaging system, Retcam Envision, as was the acquisition of Babybe GmbH and its patented remote mother to baby communication technology. Looking ahead to 2021, we expect to continue to bring innovative new products and solutions including a new handheld newborn hearing screener, cloud telemedicine capability for select products and a variety of product software enhancements.” Mr. Kennedy concluded.

Financial Guidance

For the first quarter 2021, the Company's revenue is expected to be between $108.0 million and $112.0 million and non-GAAP earnings per share is expected to be between $0.11 and $0.18.

The Company's non-GAAP earnings per share guidance excludes charges for amortization expense associated with intangible assets from prior acquisitions, certain other expenses, and related tax effect, which the Company expects to be approximately $4.4 million for the first quarter 2021, which the Company expects will reduce GAAP earnings per share by approximately $0.13.
Use of Non-GAAP Financial Measures

The Company presents in this release its non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP gross margin and non-GAAP operating margin results which exclude amortization expense associated with certain acquisition-related intangibles, restructuring charges, certain discrete items, direct costs of acquisitions, and the related tax effects. A reconciliation between non-GAAP and GAAP financial measures is included in this press release.

The Company believes that the presentation of results excluding these charges or gains provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and better reflects the ongoing economics of the Company's operations. The Company believes these non-GAAP financial measures facilitate comparison of operating results across reporting periods.

Specifically, the Company excludes the following charges, gains, and their related tax effects in the calculation of non-GAAP net income, non-GAAP earnings per diluted share and non-GAAP operating profit: 1) Non-cash amortization expense associated with certain acquisition-related intangibles. The charges reflect an estimate of the cost of acquired intangible assets over their estimated useful lives. 2) Restructuring and other non-recurring charges. The Company has over time completed multiple acquisitions of other companies and businesses. Following an acquisition, the Company will, as it determines appropriate, initiate restructuring events to eliminate redundant costs. Restructuring expenses, which are excluded in the non-GAAP items, are exclusively related to permanent reductions in our workforce and redundant facility closures. Other non-recurring costs are associated with the transition of the executive management team. These costs can include stock compensation from accelerated vesting of stock, severance payouts and related payroll expenses. 3) Certain discrete items. These items represent significant infrequent charges or gains that management believes should be viewed outside of normal operating results, and each significant discrete transaction is evaluated to determine whether it should be excluded from non-GAAP reporting. These items are specifically identified when they occur. 4) Direct costs of acquisitions. These are direct acquisition-related costs that occur when the Company makes an acquisition, such as professional fees, due diligence costs, and earn-out adjustments.

The Company applies GAAP methodologies in computing its non-GAAP tax provision by determining the annual expected effective tax rate after taking into account items excluded for non-GAAP financial reporting purposes.  The Company’s non-GAAP tax expense and its non-GAAP effective tax rate are generally higher than its GAAP tax expense and GAAP effective tax rate because the income subject to taxes would be higher due to the effect of the expenses excluded from non-GAAP financial reporting. The nature of each quarterly discrete transaction will be evaluated to determine whether it should be excluded from non-GAAP reporting.

The Company's management uses these non-GAAP financial measures in assessing the Company's performance and when planning, forecasting, and analyzing future periods and the Company believes that investors also benefit from being able to refer to these non-GAAP financial measures along with the GAAP operating results. These non-GAAP financial measures also facilitate management's internal comparisons to the Company's historical performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated.

Conference Call

Natus has scheduled a conference call to discuss this announcement beginning at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) today, February 25, 2021. Individuals interested in listening to the conference call may do so by dialing 1-844-634-1441 for domestic callers, or 1-508-637-5658 for international callers, and entering reservation code 8646785. A telephone replay will be available for 48 hours following the conclusion of the call by dialing 1-855-859-2056 for domestic callers, or 1-404-537-3406 for international callers, and entering reservation code 8646785. The conference call also will be available real-time via the Internet at http://investor.natus.com, and a recording of the call will be available on the Company’s Web site for 90 days following the completion of the call.

About Natus Medical Incorporated

Natus is a leading provider of medical device solutions focused on the diagnosis and treatment of central nervous and sensory system disorders for patients of all ages.

Additional information about Natus Medical can be found at www.natus.com.

Forward-Looking Statements

This press release contains forward-looking statements, which are generally statements that are not historical facts. Forward-looking statements can be identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will”, “outlook” and similar expressions. Forward-looking statements are based on management's current plans, estimates, assumptions and projections, and speak only as of the date they are made. These statements relate to current estimates and assumptions of our management as of the date of this press release and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. The Company's future results could differ materially due to a number of factors, including the business, social and economic impact of the COVID-19 pandemic on the Company's business and results of operations, the ability of the Company to realize the anticipated benefits from its new structure or from its consolidation strategy, effects of competition, the Company's ability to successfully integrate and achieve its profitability goals from recent acquisitions, the demand for Natus products and services, the impact of adverse global economic conditions and changing governmental regulations, including foreign exchange rate changes, on the Company's target markets, the Company's ability to expand its sales in international markets, the Company's ability to maintain current sales levels in a mature domestic market, the Company's ability to control costs, risks associated with bringing new products to market, and the Company's ability to fulfill product orders on a timely basis, as well as those factors identified under the heading Item 1A “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, Quarterly Report on Form 10-Q for the periods ended March 31, 2020, June 30, 2020, September 30, 2020. Natus disclaims any obligation to update information contained in any forward looking statement, except as required by law.

Natus Medical Incorporated
Drew Davies
Executive Vice President and Chief Financial Officer
(925) 223-6700
InvestorRelations@Natus.com

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Revenue	$118,718	$131,416	$415,684	$495,175
Cost of revenue	51,247	49,259	185,912	196,551
Intangibles amortization	1,801	1,679	13,241	6,916
Gross profit	65,670	80,478	216,531	291,708
Gross profit margin	55.3%	61.2%	52.1%	58.9%
Operating expenses:
Marketing and selling	27,715	32,268	107,282	129,109
Research and development	14,722	17,567	61,296	58,733
General and administrative	12,359	15,261	49,113	59,649
Intangibles amortization	3,894	3,844	15,224	15,144
Restructuring	1,966	3,592	3,809	44,739
Total operating expenses	60,656	72,532	236,724	307,374
Income (loss) from operations	5,014	7,946	(20,193)	(15,666)
Interest expense	(856)	(775)	(3,656)	(4,835)
Other income (expense), net	2,182	105	1,784	(756)
Income (loss) before provision for (benefit from) income tax	6,340	7,276	(22,065)	(21,257)
Provision for (benefit from) income tax	1,135	4,266	(5,452)	(5,586)
Net income (loss)	$5,205	$3,010	$(16,613)	$(15,671)
Net income (loss) per share:
Basic	$0.15	$0.09	$(0.49)	$(0.47)
Diluted	$0.15	$0.09	$(0.49)	$(0.47)
Weighted-average shares:
Basic	33,861	33,691	33,562	33,696
Diluted	33,903	33,829	33,562	33,696

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	December 31,	December 31,
	2020	2019
ASSETS

Current assets:
Cash and investments	$82,082	$63,297
Accounts receivable	93,133	115,889
Inventories	75,650	71,368
Other current assets	20,837	19,195
Total current assets	271,702	269,749

Property and equipment	24,516	24,702
Operating lease right-of-use assets	11,669	15,046
Goodwill and intangible assets	244,040	261,166
Deferred income tax	27,563	30,355
Other assets	20,904	21,509
Total assets	$600,394	$622,527

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$23,429	$27,253
Current portion of long-term debt	50,000	35,000
Accrued liabilities	44,236	54,451
Deferred revenue	21,308	20,246
Current portion of operating lease liabilities	6,779	5,871
Total current liabilities	145,752	142,821

Long-term debt	5,840	19,665
Deferred income tax	10,298	14,251
Operating lease liabilities	8,959	12,051
Other long-term liabilities	18,451	17,616
Total liabilities	189,300	206,404
Total stockholders’ equity	411,094	416,123
Total liabilities and stockholders’ equity	$600,394	$622,527

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Operating activities:
Net income (loss)	$5,205	$3,010	$(16,613)	$(15,671)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for losses on accounts receivable	32	328	1,190	4,262
Impairment of intangible assets	—	—	6,678	—
Depreciation and amortization	7,126	7,776	28,115	30,722
Loss on equity method investment adjustment	133	—	133	—
(Gain) loss on disposal of property and equipment	119	(33)	268	449
Warranty reserve	880	298	2,009	2,886
Share-based compensation	2,507	1,975	9,566	8,352
Loss on commencement of sales-type leases	20	—	1,881	—
Impairment charge for held for sale assets	—	—	—	24,571
Non cash lease expense	1,353	—	1,353	—
Changes in operating assets and liabilities:
Accounts receivable	(12,716)	(7,711)	17,651	7,139
Inventories	8,356	9,259	1,939	7,185
Prepaid expenses and other assets	9,021	7,041	(1,055)	(2,486)
Accounts payable	(4,504)	(3,443)	(4,523)	(1,367)
Accrued liabilities	417	(5,083)	(13,427)	(4,010)
Deferred revenue	1,779	1,021	838	3,392
Deferred income tax	(3,403)	(2,292)	(1,577)	(5,364)
Net cash provided by operating activities	16,325	12,146	34,426	60,060
Investing activities:
Acquisition of businesses, net of cash acquired	(1,997)	—	(1,997)	—
Purchase of property and equipment	(992)	(1,454)	(8,609)	(5,326)
Purchase of intangible assets	—	—	—	(13)
Purchase of equity investments	(1,000)	—	(2,000)	—
Net cash used in investing activities	(3,989)	(1,454)	(12,606)	(5,339)
Financing activities:
Proceeds from stock option exercises and ESPP	656	1,442	1,314	3,635
Repurchase of common stock	—	—	(10,495)	—
Taxes paid related to settlement of equity awards	(58)	(93)	(1,994)	(1,689)
Deferred debt issuance costs	—	—	(1,175)	—
Principal payments of financing lease liability	(112)	(74)	(527)	(478)
Proceeds from long-term borrowings	—	—	60,000	—
Payments on borrowings	(10,000)	(15,000)	(58,000)	(50,000)
Net cash used in financing activities	(9,514)	(13,725)	(10,877)	(48,532)
Exchange rate changes effect on cash and cash equivalents	4,724	3,268	7,842	735
Net increase (decrease) in cash and cash equivalents	7,546	235	18,785	6,924
Cash and cash equivalents, beginning of period	74,536	63,062	63,297	56,373
Cash and cash equivalents, end of period	$82,082	$63,297	$82,082	$63,297

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTMENTS (unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
GAAP based results:
Income (loss) before provision for income tax	$6,340	$7,276	$(22,065)	$(21,257)

Non-GAAP adjustments:
Intangibles amortization (COGS)	1,801	1,679	13,241	6,916
Recall accrual and remediation efforts (COGS)	(63)	(492)	(428)	(425)
Restructuring and other non-recurring costs (COGS)	1,615	—	5,849	989
Direct costs of acquisitions (COGS)	—	(159)	—	881
Intangibles amortization (OPEX)	3,894	3,844	15,224	15,145
Direct costs of acquisitions (OPEX)	112	617	112	1,573
Restructuring and other non-recurring costs (OPEX)	3,033	6,759	4,793	20,653
Restructuring and other non-recurring costs (OI&E)	206	(103)	206	28,115
Litigation (OPEX)	—	185	—	887
Non-GAAP income (loss) before provision for (benefit from) income tax	16,938	19,606	16,932	53,477

Income tax expense (benefit), as adjusted	$3,885	$3,996	$3,790	$12,662

Non-GAAP net income	$13,053	$15,610	$13,142	$40,815
Non-GAAP earnings per share:
Basic	$0.39	$0.46	$0.39	$1.21
Diluted	$0.39	$0.46	$0.39	$1.21

Weighted-average shares used to compute
Basic non-GAAP earnings per share	33,861	33,692	33,562	33,696
Diluted non-GAAP earnings per share	33,903	33,829	33,628	33,800

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTMENTS (unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
GAAP Gross Profit	$65,670	$80,478	$216,531	$291,708
Amortization of intangibles	1,801	1,679	13,241	6,916
Direct cost of acquisitions	—	(159)	—	881
Recall accrual and remediation efforts	(63)	(492)	(428)	(425)
Restructuring and other non-recurring costs	1,615	—	5,849	989
Non-GAAP Gross Profit	$69,023	$81,506	$235,193	$300,069
Non-GAAP Gross Margin	58.1%	62.0%	56.6%	60.6%

GAAP Operating Income (Loss)	$5,014	$7,946	$(20,193)	$(15,666)
Amortization of intangibles	5,695	5,523	28,465	22,061
Recall accrual and remediation efforts	(63)	(492)	(428)	(425)
Litigation	—	185	—	887
Restructuring and other non-recurring costs	4,648	6,759	10,642	49,860
Direct cost of acquisitions	112	458	112	2,454
Non-GAAP Operating Income	$15,406	$20,379	$18,598	$59,171
Non-GAAP Operating Margin	13.0%	15.5%	4.5%	11.9%

GAAP Income Tax Expense (Benefit)	$1,135	$4,266	$(5,452)	$(5,586)
Effect of accumulated change of pretax income	2,237	643	8,729	9,489
Effect of change in annual expected tax rate	(139)	(692)	(139)	(2,432)
Repatriation tax adjustment	—	—	—	(177)
Restructuring and other expenses	652	(221)	652	11,368
Non-GAAP Income Tax Expense (Benefit)	$3,885	$3,996	$3,790	$12,662

	Three Months Ended
	March 31, 2021
GAAP EPS Guidance	($0.02) - $0.05
Amortization of intangibles	0.16
Restructuring and other non-recurring costs	0.01
Tax effect	(0.04)
Non-GAAP EPS Guidance	$0.11 - $0.18

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
GROSS MARGIN BY END MARKETS (unaudited)
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Neuro:
Revenue	$68,228	$81,057	$236,156	$287,236
Cost of revenue	29,301	28,412	98,745	104,255
Intangibles amortization	828	883	9,697	3,702
Gross profit	$38,099	$51,762	$127,714	$179,279
Gross profit margin	55.8%	63.9%	54.1%	62.4%

Newborn Care:
Revenue	$28,003	$27,807	$104,634	$110,912
Cost of revenue	10,763	10,027	46,277	45,293
Intangibles amortization	67	64	260	257
Gross profit	$17,173	$17,716	$58,097	$65,362
Gross profit margin	61.3%	63.7%	55.5%	58.9%

Hearing & Balance:
Revenue	$22,487	$22,552	$74,894	$97,027
Cost of revenue	11,183	10,820	40,890	47,003
Intangibles amortization	906	732	3,284	2,957
Gross profit	$10,398	$11,000	$30,720	$47,067
Gross profit margin	46.2%	48.8%	41.0%	48.5%

Consolidated:
Revenue	$118,718	$131,416	$415,684	$495,175
Cost of revenue	51,247	49,259	185,912	196,551
Intangibles amortization	1,801	1,679	13,241	6,916
Gross profit	$65,670	$80,478	$216,531	$291,708
Gross profit margin	55.3%	61.2%	52.1%	58.9%

Note: The revenue and gross margin for our AccuScreen® newborn hearing screening product has been reclassified from Hearing & Balance to Newborn Care for both the current and prior periods. Hearing & Balance was formerly named Audiology.

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP GROSS MARGIN BY END MARKETS (unaudited)
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Neuro:
GAAP Gross Profit	$38,099	$51,762	$127,714	$179,279
Amortization of intangibles	828	883	9,697	3,702
Direct costs of acquisitions	—	(153)	—	887
Recall accrual and remediation efforts	—	(67)	—	(67)
Restructuring and other non-recurring costs	511	—	2,804	—
Non-GAAP Gross Profit	$39,438	$52,425	$140,215	$183,801
Non-GAAP Gross Margin	57.8%	64.7%	59.4%	64.0%

Newborn Care:
GAAP Gross Profit	$17,173	$17,716	$58,097	$65,362
Amortization of intangibles	67	64	260	257
Recall accrual and remediation efforts	(63)	(425)	(428)	(996)
Restructuring and other non-recurring costs	753	—	1,075	814
Non-GAAP Gross Profit	$17,930	$17,355	$59,004	$65,437
Non-GAAP Gross Margin	64.0%	62.4%	56.4%	59.0%

Hearing & Balance:
GAAP Gross Profit	$10,398	$11,000	$30,720	$47,067
Amortization of intangibles	906	732	3,284	2,957
Direct costs of acquisitions	—	(6)	—	(6)
Recall accrual and remediation efforts	—	—	—	638
Restructuring and other non-recurring costs	351	—	1,970	175
Non-GAAP Gross Profit	$11,655	$11,726	$35,974	$50,831
Non-GAAP Gross Margin	51.8%	52.0%	48.0%	52.4%

Consolidated:
GAAP Gross Profit	$65,670	$80,478	$216,531	$291,708
Amortization of intangibles	1,801	1,679	13,241	6,916
Direct costs of acquisitions	—	(159)	—	881
Recall accrual and remediation efforts	(63)	(492)	(428)	(425)
Restructuring and other non-recurring costs	1,615	—	5,849	989
Non-GAAP Gross Profit	$69,023	$81,506	$235,193	$300,069
Non-GAAP Gross Margin	58.1%	62.0%	56.6%	60.6%

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
GEOGRAPHIC REVENUE (unaudited)
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Consolidated Revenue:
United States	$69,317	$79,344	$252,496	$292,400
International	49,401	52,072	163,188	202,775
Totals	$118,718	$131,416	$415,684	$495,175

United States	58%	60%	61%	59%
International	42%	40%	39%	41%
Totals	100%	100%	100%	100%

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
REVENUE AFTER EXITED PRODUCTS (unaudited)
(in millions)

	Three Months Ended		Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019	December 31, 2018
Revenue	$118.7	$131.4	$415.7	$495.1	$530.9
Newborn care*	—	(0.5)	—	(4.5)	(20.6)
Neuro*	—	(0.1)	—	(1.2)	(14.3)
Hearing & balance*	—	(0.1)	—	(0.1)	(11.3)
Revenue after exited products	$118.7	$130.7	$415.7	$489.3	$484.7

*Newborn care, Neuro, and Hearing & balance include exited businesses (GND, Neurocom, Medix) and other end of sales products.